Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces First Quarter 2008 Operating Results
REDDING, California, April 30, 2008/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $651 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced first quarter 2008 operating results. Bank of Commerce Holdings’ net income was $1,229,000 for the first quarter 2008 compared with $1,487,000 for the first quarter of 2007 down $258,000 or 17%.
Diluted earnings per common share was $0.14 for the first quarter 2008 compared to $0.17 for the first quarter of 2007. Return on average assets and return on average common equity were 0.79% and 10.54%, respectively, compared with 1.05% and 13.37%, respectively, for the first quarter 2007. The Company’s results for the first quarter of 2008 declined due to compression in the margin and higher provisioning for loan losses.
“During the first quarter 2008, as part of management’s ongoing credit practices, a thorough review of the loan portfolio, with special emphasis on construction and development projects was completed. The recent slowdown in residential development and construction markets has led to an increase in nonperforming loans which has made it prudent to strengthen our reserve position at this time. Management has taken prudent steps to ensure the proper funding of loan reserves”, said Patrick J. Moty, President and CEO of the Company. “Credit quality, expense control and the bottom line remain top focus.”
Total revenues increased to $10.5 million compared to $10.3 million during the same period in 2007, an increase of 2.2%. Noninterest income growth of 13.5% was driven by an increase in FHLB dividends and Goldman Sachs fee income. Sales of available-for-sale investments provided a gain of $242,000 for the period, partially offset by a loss of $225,000 to unwind a SWAP transaction.
Total noninterest expense in the first quarter of 2008 was $3.6 million compared to $3.5 million, relatively flat for the period.
On March 20, 2008, the Company announced a $0.08 quarterly cash dividend payable to shareholders of record as of March 31, 2008 and paid on April 11, 2008.
The Company’s allowance for loan losses was 1.14% of total loans at March 31, 2008 and 1.18% at March 31, 2007. Provisions for loan losses for the quarter ended March 2008 were $600,000 compared to $6,000 for the same period in 2007. Management has taken aggressive action by placing two real estate development related loans into nonaccrual status, even though loan payments are current. In addition, an impairment review of one Sacramento development loan has resulted in a $2.9 million write-down. Reserves were previously allocated in anticipation of this impairment review.

Non-performing loans and leases were 3.12% of total loans as of March 31, 2008 compared to 2.55% at December 31, 2007 and 0% one year ago. Interest reversed from income during the period due to nonaccrual loans was $84,525.
The Company’s OREO remained at $0 through the first quarter of 2008 and 2007.
Average loans for the first quarter 2008 were $96.3 million higher than the first quarter of 2007, a 23.6% increase. Average deposits and borrowings were $54.7 million higher for the first quarter 2008 compared with the first quarter of 2007, a 10.5% increase. Net interest income was $5.4 million during the first quarter 2008 compared with $5.3 million during the first quarter 2007, up $93,000 or 1.7%. Net interest margin declined by 31 basis points to 3.70% from 4.01% a year ago.
At March 31, 2008, Bank of Commerce Holdings’ total assets were $651.2 million, an increase of 12.6% or $73.1 million from March 31, 2007.
Provision for income taxes for the first quarter of 2008 resulted in an effective tax rate of 32.5% compared with an effective tax rate of 36.2% in the first quarter of 2007.
The reduction in the effective tax rate from the same quarter of the prior year reflects increased investments in tax-exempt municipal securities, bank-owned life insurance and investments in California Affordable Housing projects which afford federal and state tax credits.
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
Morgan Stanley/Rick Hill
310 Hemsted Drive, Suite 100
Redding, CA (800) 733-6126

Wachovia Securities/ Ken Myers, Rick Hansen
10466 Brunswick Road
Grass Valley, CA (888) 383-3112
This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.
•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.
•	The health of the economy declines nationally or regionally which could reduce the demand for loans or the value of real estate collateral securing most of the Company’s loans.
•	Credit quality deteriorates which could cause an increase in the provision for loan losses.
•	Losses in the Company’s merchant credit card processing business.
•	Asset/Liability matching risks and liquidity risks.
•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and under the heading:

“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2008	Dec. 31, 2007	March 31, 2007
Dollars in thousands
ASSETS
Cash and due from banks	$12,737	$13,839	$12,597
Federal funds sold and securities purchased under agreements to resell	25,995	8,395	21,195

Cash and cash equivalents	38,732	22,234	33,792
Securities available-for-sale (including pledged collateral of $57,274 at March 31, 2008, $61,329 at December 31, 2007 and $68,261 at March 31, 2007)	62,090	67,906	93,769
Securities held-to-maturity, at cost (estimated fair value of $10,646 at March 31, 2008, $10,632 at December 31, 2007 and $10,693 at March 31, 2007)	10,421	10,559	10,673
Loans, net of the allowance for loan losses of $5,815 at March 31, 2008, $8,233 at December 31, 2007 and $4,933 at March 31, 2007	506,374	486,283	411,357
Bank premises and equipment, net	11,370	10,964	9,992
Other assets	22,248	20,381	18,513

TOTAL ASSETS	$651,235	$618,327	$578,096

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$71,722	$75,718	$70,035
Demand — interest bearing	140,624	142,821	112,550
Savings accounts	42,946	41,376	41,537
Certificates of deposit	229,006	213,716	211,422

Total deposits	484,298	473,631	435,544

Securities sold under agreements to repurchase	12,455	15,513	35,053
Federal Home Loan Bank borrowings	85,000	60,000	40,000
Other liabilities	7,633	7,554	6,646
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	604,851	572,163	532,708
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, no par value, 2,000,000 authorized no shares issued and outstanding in 2008 and 2007	—	—	—
Common stock , no par value, 50,000,000 shares authorized; 8,707,745 shares issued and outstanding at March 31, 2008, 8,757,445 at December 31, 2007 and 8,907,680 at March 31, 2007	9,550	9,996	11,940
Retained earnings	37,135	36,605	34,110
Accumulated other comprehensive (loss), net of tax	(301)	(437)	(662)

Total stockholders’ equity	46,384	46,164	45,388

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$651,235	$618,327	$578,096

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
Three months ended March 31, 2008 and 2007

	Three Months Ended
	March 31, 2008	March 31, 2007
Dollars in thousands, except for per share data
Interest income:
Interest and fees on loans	$9,131	$8,464
Interest on tax-exempt securities	274	278
Interest on U.S. government securities	481	832
Interest on federal funds sold and securities purchased under agreements to resell	58	200
Interest on other securities	22	36

Total interest income	9,966	9,810

Interest expense:
Interest on demand deposits	750	557
Interest on savings deposits	290	171
Interest on certificates of deposit	2,376	2,605
Securities sold under repurchase agreements	84	342
Interest on FHLB and other borrowings	731	539
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	315	269

Total interest expense	4,546	4,483

Net interest income	5,420	5,327
Provision for loan and lease losses	600	6

Net interest income after provision for loan and lease losses	4,820	5,321

Noninterest income:
Service charges on deposit accounts	62	69
Payroll and benefit processing fees	129	108
Earnings on cash surrender value - Bank owned life insurance	83	95
Net gain (loss) on sale of securities available-for-sale	242	46
Net (loss) on derivative	(225)	0
Merchant credit card service income, net	83	92
Mortgage brokerage fee income	10	6
Other income	181	82

Total noninterest income	565	498

Noninterest expense:
Salaries and related benefits	1,949	2,097
Occupancy and equipment expense	644	458
FDIC insurance premium	58	13
Data processing fees	78	55
Professional service fees	118	195
Payroll processing fees	33	31
Deferred compensation expense	111	97
Stationery and supplies	62	61
Postage	34	33
Directors’ expense	48	45
Other expenses	430	403

Total noninterest expense	3,565	3,488

Income before provision for income taxes	1,820	2,331
Provision for income taxes	591	844

Net income	$1,229	$1,487

Basic earnings per share	$0.14	$0.17
Weighted average shares — basic	8,719	8,864
Diluted earnings per share	$0.14	$0.17
Weighted average shares — diluted	8,748	8,976
Cash dividends per share	$0.08	$0.08

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2008			March 31, 2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans	$504,091	$9,131	7.25%	$407,758	$8,464	8.30%
Tax-exempt Securities	27,901	274	3.93%	29,712	278	3.74%
US Government Securities	15,272	142	3.72%	33,722	356	4.22%
Mortgage backed Securities	29,055	339	4.67%	41,919	476	4.54%
Federal Funds Sold	8,014	58	2.89%	15,540	200	5.15%
Other Securities	2,000	22	4.40%	2,302	36	6.26%

Average Earning Assets	$586,333	$9,966	6.80%	$530,953	$9,810	7.39%

Cash & Due From Banks	$12,708			$12,939
Bank Premises	11,303			9,288
Allowance for Loan Losses	(8,441)			(4,892)
Other Assets	20,116			17,226

Average Total Assets	$622,019			$565,514

Interest Bearing Liabilities
Demand Interest Bearing	$141,709	$750	2.12%	$112,910	$557	1.97%
Savings Deposits	41,195	290	2.82%	28,864	171	2.37%
Certificates of Deposit	216,051	2,376	4.40%	214,094	2,605	4.87%
Repurchase Agreements	13,052	84	2.57%	34,860	342	3.92%
FHLB Borrowings	80,569	731	3.63%	40,000	539	5.39%
Trust Preferred Borrowings	15,000	315	8.40%	15,000	269	7.17%

	507,576	$4,546	3.58%	445,728	$4,483	4.02%

Noninterest bearing demand	66,825			73,977
Other Liabilities	995			1,333
Stockholders’ Equity	46,623			44,476

Average Liabilities and Stockholders’	$622,019			$565,514

Equity
Net Interest Income and Net Interest Margin		$5,420	3.70%		$5,327	4.01%

Net interest income was $5.4 million for the first three-months of 2008 compared with $5.3 million for the same period in 2007, a 1.7% increase. The increase in net interest income is primarily attributed to the increase in earning assets during the period. Average earning assets for the first three-months of 2008 were $586.3 million compared with $530.9 million for the same period in 2007, an increase of $55.4 million or 10.4%. The single largest component of increased earning assets was in the loan portfolio. Average loans increased $96.3 million or 23.6% over the same three-month period in 2007. Coupled with the asset growth, yields on earning assets decreased to 6.80% compared with 7.39% over the same three-month period in 2007, a loss of 59 basis points.
Average interest bearing liabilities also increased by $61.9 million or 13.9% for the first three-months of 2008 to $507.6 million in 2008 compared with $445.7 million for the same period in 2007. The cost of interest bearing liabilities or funding decreased to 3.58% in 2008 compared to 4.02% in 2007, a decrease in interest expense of $62,000 or 1.4%. The increase in interest expense is primarily due to increased volume in core deposit relationships.
As a result of these changes, the interest spread (the difference between the yield on earning assets and the cost of interest bearing liabilities) decreased 31 basis points to 3.70% for the three-months ended March 31, 2008 compared with 4.01% for the same three-month period in the prior year.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	March 31,	Dec. 31,	Sept 30,	June 30,	March 31,	Dec. 31,
	2008	2007	2007	2007	2007	2006
Cash and due from banks	$12,737	$13,839	$12,366	$18,206	$12,597	$14,661
Federal funds sold and securities purchased under agreements to resell	25,995	8,395	7,980	14,115	21,195	24,605

Total Cash & Equivalents	38,732	22,234	20,346	32,321	33,792	39,266
Securities available-for-sale	62,090	67,906	93,423	94,029	93,769	95,601
Securities held to maturity, at cost	10,421	10,559	10,592	10,637	10,673	10,810
Loans, net of allowance for loan losses	506,374	486,283	461,171	437,821	411,357	408,990
Bank premises and equipment, net	11,370	10,964	10,464	10,329	9,992	8,595
Other assets	22,248	20,381	19,979	20,440	18,513	20,180

TOTAL ASSETS	$651,235	$618,327	$615,975	$605,577	$578,096	$583,442

Liabilities:
Demand — noninterest bearing	$71,722	$75,718	$70,809	$69,842	$70,035	$84,779
Demand — interest bearing	140,624	142,821	136,219	114,530	112,550	119,437
Savings	42,946	41,376	44,406	45,082	41,537	22,749
Certificates of deposit	229,006	213,716	220,803	211,794	211,422	212,442

Total deposits	484,298	473,631	472,237	441,248	435,544	439,407

Securities sold under agreements to repurchase	12,455	15,513	26,755	46,655	35,053	37,117
Federal Home Loan Bank borrowings	85,000	60,000	50,000	50,000	40,000	40,000
Other liabilities	7,633	7,554	6,734	7,114	6,646	7,537
Junior subordinated debt payable to subsidiary grantor trust	15,465	15,465	15,465	15,465	15,465	15,465

Total liabilities	604,851	572,163	571,191	560,482	532,708	539,526

Stockholders’ equity:
Common stock	9,550	9,996	10,252	11,966	11,940	11,517
Retained earnings	37,135	36,605	35,617	34,997	34,110	33,336
Accumulated other comprehensive (loss), net	(301)	(437)	(1,085)	(1,868)	(662)	(937)

Total stockholders’ equity	46,384	46,164	44,784	45,095	45,388	43,916

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$651,235	$618,327	$615,975	$605,577	$578,096	$583,442

Interest Income:

Net interest income	5,420	5,585	5,641	5,461	$5,327	$5,418
Provision for loan losses	600	3,170	115	0	6	0

Net interest income after provision for loan losses	4,820	2,415	5,526	5,461	5,321	5,418

Noninterest Income:

Service charges	62	63	70	76	69	91
Merchant credit card service income, net	83	91	109	89	92	100
Net gain on sale of securities available-for-sale	242	0	0	0	46	0
Net (loss) on sale of derivatives	(225)	0	0	0	0	0
Mortgage brokerage fee income	10	(6)	21	29	6	(13)
Other income	393	2,745	326	424	285	363

Total noninterest income	565	2,893	526	618	498	541
Noninterest Expense:

Salaries and related benefits	1,949	2,208	2,402	1,959	2,097	2,150
Net Occupancy and equipment expense	644	737	635	543	458	496
Professional service fees	118	365	216	252	195	181
Other expenses	854	1,218	775	947	738	659

Total noninterest expense	3,565	4,528	4,028	3,701	3,488	3,486
Income before income taxes	1,820	780	2,024	2,378	2,331	2,473
Provision for income taxes	591	(910)	693	778	844	858

Net Income	$1,229	$1,690	$1,331	$1,600	$1,487	$1,615